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                                                        Exhibit 23.2


                      Consent of Independent Accountants
                      ----------------------------------


As independent public accountants, we hereby consent to the use of our report covering the financial statements of Security Bank of Conway, F.S.B. as of and for the years ended December 31, 1994 and 1993 and to all references to our firm included in or made a part of Amendment No. 1 to the Registration Statement on Form S-4 (File No. 33-63925).

                                           /s/ Arthur Andersen LLP


Little Rock, Arkansas
December 15, 1995